CAPITAL CITY BANK GROUP, INC.
                           217 North Monroe Street
                          Tallahassee, Florida 32301

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                         TO BE HELD ON APRIL 27, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareowners of Capital City Bank Group, Inc. (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Tuesday, April 27, 1999, at 4:00 p.m., for the following purposes:

(1) To elect three Class II directors of the Company to serve for a term of three years each, or until their successors are duly elected and qualified;

(2) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1999; and

(3) To transact any and all such other business as may properly come before the meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 7, 1999.

Only Shareowners of record at the close of business on March 1, 1999, will be entitled to receive notice of and to vote at the Meeting.

By Order of the Board of Directors,

/s/ J. Kimbrough Davis
J. Kimbrough Davis
Corporate Secretary

Tallahassee, Florida
April 7, 1999


WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREOWNERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.



                      CAPITAL CITY BANK GROUP, INC.
                        217 North Monroe Street
                       Tallahassee, Florida 32301


                            PROXY STATEMENT

                     ANNUAL MEETING OF SHAREOWNERS

                            APRIL 27, 1999


Purpose of Solicitation

The Annual Meeting of the Shareowners (the "Meeting") of Capital City Bank Group, Inc. (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Tuesday,
April 27, 1999, at 4:00 p.m., for the purposes set forth in the attached Notice of Annual Meeting of Shareowners and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Company's Board of Directors, at the expense of the Company, in connection with such Meeting and any adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to Shareowners on or about April 7, 1999.

Voting and Revocability of Proxies

When the Proxy is properly executed and returned to the Company, it will be voted as directed by the Shareowner executing it unless it is revoked prior to the vote of the Shareowners at the Meeting. If no directions are given on the Proxy, the shares represented by the Proxy will be voted
(i) FOR the election of the three Class II directors as named herein to serve as directors of the Company for a term of three years, or until their successors are duly elected and qualified, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1999, and (iii) as determined by the Board of Directors on any other matter which may properly be brought at the meeting.

Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date or by written notification to the Corporate Secretary of the Company. Shareowners who are present at the Meeting may revoke their Proxy and vote in person if they so desire.

Voting Requirements

Under the Bylaws of the Company, a majority of the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to vote will constitute a quorum at a meeting of Shareowners. The presence of a quorum at the Meeting, either in person or by written proxy, and a favorable vote of a plurality of the shares represented and voted at the Meeting shall be required for the election of directors and ratification of the auditors. Abstentions and broker non-votes shall not be counted for purposes of election or ratification. None of the proposals to be considered at the Meeting shall create dissenters' rights under the Florida Business Corporation Act.

Persons Entitled to Vote and Principal Shareowners

Only Shareowners of record at the close of business on Monday, March 1, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each share of Common Stock entitles the holder to one vote on any matter coming before the Meeting. As of the Record Date, there were 8,862,038 shares of Common Stock of the Company issued and outstanding which were held of record by approximately 1,294 Shareowners.
All share and per share information in this Proxy Statement has been adjusted to reflect a three-for-two stock split effective June 1, 1998, and a two-for-one stock split effective April 1, 1997.

SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREOWNERS

Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
The following table sets forth, as of March 1, 1999, certain information as to the Common Stock beneficially owned by: (i) all persons who have filed the reports required of persons owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Common Stock outstanding as of March 1, 1999, (ii) each director, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executive officers"), and (iv) all executive officers and directors of the Company as a group.

 Name and Address of                           Amount and Nature                 Percent of Shares
  Beneficial Owner                        of Beneficial Ownership(1)       of Common Stock Outstanding
DuBose Ausley
Post Office Box 391
Tallahassee, Florida 32302                        628,456(2)                           7.09%

Godfrey Smith
Post Office Box 900
Tallahassee, Florida 32302                      1,324,561(3)(4)                       14.95%

Robert H. Smith
Post Office Box 11248
Tallahassee, Florida 32302                      1,761,442(5)(6)                       19.88%

William G. Smith, Jr.
Post Office Box 11248
Tallahassee, Florida 32302                      2,967,030(7)(8)                       33.48%

Thomas A. Barron                                  252,167(9)                           2.85%

Cader B. Cox, III                                   7,397                               **

J. Kimbrough Davis                                 33,656(10)                           **

John K. Humphress                                 117,633(11)                          1.33%

Lina S. Knox                                       69,225(12)(13)                       **

Payne H. Midyette, Jr.                            250,932(14)                          2.83%

All Directors and Executive
Officers as a Group (9 persons)                 4,848,852                             50.61%

**  Less than 1%

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common
Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals exercise sole voting and investment power over the shares of the Common Stock. Share amounts have been rounded to the nearest whole share.

(2) Includes (i) 182,676 held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 30,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 50,430 shares held in trusts under which Mr.
Ausley serves as a trustee and has shared voting and investment power; and (iv)
4,425 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership.

(3) Includes 158,356 shares held by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the 1,324,561 shares beneficially owned by Godfrey
Smith, 1,166,205 shares are also beneficially owned by William G. Smith, Jr.

(4) Godfrey Smith is the father of William G. Smith, Jr. and Robert H. Smith and the uncle of Lina S. Knox.

(5) Includes (i) 63,817 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 609,346 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 336,628 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv)
27,281 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the 1,761,442 shares beneficially owned by Robert H. Smith, 945,974 shares are also beneficially owned by William G. Smith, Jr.

(6)  Robert H. Smith is the son of Godfrey Smith, the brother of William G.
Smith, Jr., and the first cousin of Lina S. Knox.

(7) Includes (i) 49,837 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 1,166,205 shares directly owned by Godfrey Smith over which Mr. Smith has voting and investment power pursuant to a power of attorney granted by Godfrey Smith; (iii) 609,346 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iv) 336,628 shares held by a partnership under which Mr. Smith shares voting and investment power; and (v) 21,852 shares owned by Mr. Smith's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.
Of the 2,967,030 shares beneficially owned by William G. Smith, Jr., 1,166,205 shares are also beneficially owned by Godfrey Smith and 945,974 shares are also beneficially owned by Robert H. Smith.

(8)  William G. Smith, Jr. is the son of Godfrey Smith, the brother of Robert H.
Smith and the first cousin of Lina S. Knox.

(9) Includes (i) 103,542 shares held in trusts under which Mr. Barron serves as trustee; (ii) 459 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 16,500 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.

(10) Includes (i) 924 shares in accounts for his children for which Mr. Davis is Custodian; (ii) 12,861 shares owned jointly by Mr. Davis and his wife; and
(iii) 3,573 shares owned by Mr. Davis's wife, directly and through an Individual
Retirement Account, all of which he disclaims beneficial ownership.

(11)  Includes (i) 77,370 shares held by a limited partnership of which Mr.
Humphress is a general partner and shares voting and investment power; (ii)
2,841 shares owned jointly by Mr. Humphress and his wife; (iii) 2,100 shares in accounts for his children for which Mr. Humphress is Custodian; and (iv) 1,102 shares owned by Mr. Humphress's wife, directly and through an Individual
Retirement Account, all of which he disclaims beneficial ownership.

(12)  Includes 2,400 shares owned jointly by Ms. Knox and her husband.

(13) Ms. Knox is the first cousin of Robert H. Smith and William G. Smith, Jr., and the niece of Godfrey Smith.

(14) Includes (i) 93,060 shares for which Mr. Midyette has power of attorney and may be deemed to be a beneficial owner; and (ii) 69,351 shares owned by Mr.
Midyette's wife, of which he disclaims beneficial ownership.


                             PROPOSAL ONE
                        ELECTION OF DIRECTORS

Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Company's Amended and Restated Articles of Incorporation provide that, beginning with the 1998 Annual Meeting of Shareowners, directors of the class standing for re-election at each annual meeting are to be elected for terms of three years or until their successors are duly elected and qualified.

At the meeting, three persons will be elected as Class II directors. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve. Godfrey Smith, Thomas A. Barron and Lina S. Knox currently serve as Class II directors and have been nominated by the Board of Directors for election at the Meeting as Class II directors. If elected, Messrs. Smith and Barron and Ms. Knox will serve as Class II directors until the 2002 Annual Meeting. Cader B. Cox, III and William G. Smith, Jr. currently serve as Class I directors until the 2001 Annual Meeting.
John K. Humphress, Payne H. Midyette, Jr. and DuBose Ausley currently serve as Class III directors until the 2000 Annual Meeting.

Information Regarding Director Nominees, Continuing Directors and Executive Officers

The following table sets forth information with respect to the continuing directors, director nominees and executive officers of the Company.
The nominees listed below have indicated they are willing and able to serve as directors if elected.

                                                    Age as
                                                    of the
                                                    Record                       Positions with the Company and
Name                                                 Date                Business Experience During the Last Five Years
Class II Director Nominees:
Thomas A. Barron                                      46                 A director since 1982, he is Treasurer of the Company
                                                                         and was elected President of Capital City Bank in
                                                                         January 1995.  He served as President of Capital City
                                                                         Second National Bank from 1979 to 1995 and President
                                                                         of Industrial National Bank from 1982 to 1995.

Lina S. Knox                                          54                 A director since January 1998, she is a community
                                                                         volunteer. Ms. Knox is the first cousin of William G.
                                                                         Smith, Jr. and the niece of Godfrey Smith.

Godfrey Smith                                         84                 A director since 1982, he was elected Vice Chairman of
                                                                         the Company and Capital City Bank in January 1995. Mr.
                                                                         Smith served as President of the Company from 1982 to
                                                                         1995. Mr. Smith is the father of William G. Smith, Jr.
                                                                         and the uncle of Lina S. Knox.

Continuing Class III Directors:
(Term expiring in 2000)
DuBose Ausley                                         61                 A director since 1982, he is Chairman of the Board of
                                                                         the Company. Mr. Ausley is Chairman of the law firm of
                                                                         Ausley & McMullen and has served as a director of TECO
                                                                         Energy, Inc., since 1992. In March of 1993, Mr. Ausley
                                                                         was elected to the Board of Sprint Corporation and he
                                                                         served as a director of Centel Corporation from 1982
                                                                         to 1993.

John K. Humphress                                     50                 A director since October 1994, he has been a
                                                                         shareholder in Krause Humphress Pace & Wadsworth,
                                                                         Chartered CPA's, since 1973.

Payne H. Midyette, Jr.                                71                 A director since 1983, he is Chairman of the Executive
                                                                         Committee of Midyette-Moor, a division of Palmer &
                                                                         Cay/Carswell, Inc, an insurance agency.  From 1985 to
                                                                         1992, he was Chairman of Alexander & Alexander, Inc.,
                                                                         a Florida corporation, d/b/a Midyette-Moor Insurance
                                                                         Agency.

Continuing Class I Directors:
(Term expiring in 2001)
Cader B. Cox, III                                     49                 A director since October 1994, he has been President
                                                                         of Riverview Plantation, Inc., a resort/agricultural
                                                                         company, since June 1976.

William G. Smith, Jr.                                 45                 A director since 1982, he was elected President and
                                                                         Chief Executive Officer of the Company and Chairman of
                                                                         Capital City Bank in January 1995. Mr. Smith served as
                                                                         Executive Vice President and Chief Operating Officer
                                                                         of the Company from 1987 to 1995 and President and
                                                                         Chief Executive Officer of Capital City First National
                                                                         Bank of Tallahassee from 1989 to 1995. Mr. Smith is
                                                                         the son of Godfrey Smith and the first cousin of
                                                                         Lina S. Knox.

Other Executive Officers:
J. Kimbrough Davis                                    45                 Mr. Davis was elected Executive Vice President and
                                                                         Chief Financial Officer of the Company in January 1997.
                                                                         He served as Senior Vice President and Chief
                                                                         Financial Officer from 1991 to 1997 and in January 1997 he was elected Executive Vice President and Chief
                                                                         Financial Officer of Capital City Bank.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREOWNERS VOTE "FOR" THE ELECTION OF THOMAS A. BARRON, LINA S. KNOX AND GODFREY SMITH AS CLASS II DIRECTORS OF THE COMPANY. MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors (the "Board") conducts its business through meetings of the Board and its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1998, the Board met 13 times.
No director attended fewer than 75% of the sum of (i) the total number of Board meetings held during the year ended December 31, 1998, and (ii) the total number of meetings held by committees on which each such director served during such fiscal year.

The Company's Board of Directors has a standing Audit Committee which for fiscal year 1998 consisted of Cader B. Cox, III, John K. Humphress,
Lina S. Knox and Payne H. Midyette, Jr. Mr. Humphress serves as the Audit Committee's chairman. The Audit Committee has the responsibility of recommending the independent auditors; reviewing and approving the annual plans of the independent auditors; approving the annual financial statements; reviewing regulatory reports; reviewing and approving the annual plan for the internal audit department, as well as a summary report of such department's findings and recommendations; and monitoring and reviewing the Company's compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991. The Audit Committee met four times in fiscal year 1998. The Board of Directors does not have a standing nominating committee, as the full Board performs this function.

Compensation Committee Interlocks and Insider Participation

For fiscal year 1998, the Compensation Committee consisted of directors Cader B. Cox, III, John K. Humphress, Lina S. Knox, and Payne H. Midyette, Jr. Mr. Midyette serves as the Compensation Committee's chairman. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the Company's President and Chief Executive Officer, and to recommend changes to the Board. This committee met four times in fiscal year 1998.

Director Compensation

In 1998, the Company paid directors fees of $400 per meeting of the full Board of Directors attended, plus a $2,500 retainer fee. Members of committees of the Board of Directors are paid a fee of $50 per hour for each meeting attended, and the chairman of each committee annually receives an additional $1,000 chairman's fee.  Directors who are officers of the
Company are not paid directors fees or a retainer.   On February 23,
1996, the Company adopted the 1996 Director Stock Purchase Plan which, as of January 1, 1997, gave directors of the Company the ability to purchase shares of Common Stock at a 10% discount from fair market value, as determined on January 1 of each year, in an amount not to exceed the aggregate of their annual retainer and monthly fees received from their service as directors in the previous calendar year.

Compensation Committee Report

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of Mr. William G. Smith, Jr., the Company's President and Chief Executive Officer. The primary objective of the Committee is to establish a level of total compensation which is competitive while assuring it is reflective of the Company's performance. Compensation should be designed to strengthen Company performance and enhance Shareowner value. To achieve these objectives, the Company's compensation program ties a significant portion of the President and Chief Executive Officer's compensation to the Company's success in meeting specified performance goals which the Committee believes enhances shareowner value.

The Compensation Committee periodically engages an independent executive compensation consultant to assist in its assessment and evaluation of the appropriateness of the compensation of the President and Chief Executive Officer. The Company has established a peer group of banks as a guide for determining the level of compensation. The banks in the peer group were chosen based on the similarities with the Company relative to size and markets served.

It is the intention of the Company to maintain moderate increases in salary and to provide additional opportunity through performance-based incentives. During 1998, Mr. William G. Smith, Jr.'s compensation was based upon earnings growth, stock price appreciation and other designated financial performance measurements, including operating efficiency, asset quality and growth.

A description of each of the major elements of Mr. William G. Smith, Jr.'s 1998 compensation and its specific relationship to corporate performance and a summary of the decisions and actions taken by the Compensation Committee with regard to his compensation are described below.

Base salary is determined principally by the responsibilities required by the position, the experience of the individual, and the competitive market. Mr. William G. Smith, Jr. was elected to serve as President and Chief Executive Officer of the Company as of January 1, 1995. There has been no adjustment to his base salary since 1993, although he has assumed additional responsibilities during such time. Instead, Mr. William G. Smith, Jr. has had the opportunity to earn additional compensation under various performance-based compensation plans.

The profit participation plan enables executive officers to earn a cash incentive based on the Company's and/or its subsidiaries' profitability targets, established at the beginning of the year by the Board of Directors for the Company and for each of its subsidiaries. The amount of cash bonus which may be earned increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of the established profit goals. The goals are based upon earnings performance. The Committee believes improved earnings performance will translate into long-term increases in Shareowner value.

Mr. William G. Smith, Jr.'s annual bonus under this plan was tied directly to the Company's actual profitability for 1998 compared to targeted profitability. It is the Committee's belief his performance and influence are best measured by the Company's profitability and stock performance. In 1998, his incentive compensation represented 57% of his total cash compensation.

Pursuant to the Company's 1996 Associate Incentive Plan (the "1996 Incentive Plan"), Mr. William G. Smith, Jr. was eligible to earn shares of Common Stock. Actual grants are determined by the Board based on the achievement of short-term and long-term performance goals. These goals are set by the Board with reference to several performance factors. The factors are generally based on financial performance, including earnings, operating efficiency, asset quality and growth.

Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Board's desire to emphasize performance in certain areas. In addition to stock earned in 1998, the Company provided a cash bonus equal to 31% of the value of stock as a partial offset to the tax liability incurred by Mr. William G. Smith, Jr.

On January 21, 1999, Mr. William G. Smith, Jr. received a payout of 535 shares under the Company's 1996 Incentive Plan, with a fair market value as of December 31, 1998, of $27.625 per share, based upon the achievement of predetermined short-term performance goals for 1998. The opportunity at maximum performance was 972 shares.

During the five-year period,  January 1, 1997 to December 31, 2001,
Mr. William G. Smith, Jr. is entitled to receive 22,500 shares of restricted stock pursuant to the terms of an award granted under the 1996 Incentive Plan. This restricted stock award vests in five 4,500-share increments as the Company's stock meets certain price thresholds as provided in the award agreement. Any shares received by Mr. Smith are subject to forfeiture if Mr. Smith's employment is terminated under certain conditions and subject to certain limitations during the five-year period. On December 19, 1997, Mr. Smith was granted 18,000 shares of Common Stock in accordance with the provisions of this award. As of such date, the closing price of the Common Stock was $26.83 per share. On February 27, 1998, Mr. Smith received the remaining 4,500 shares subject to this award. As of such date, the closing price of the Common Stock was $29.25 per share.

The Committee believes that the executive compensation program described in this Report serves the interests of the Shareowners and the Company. Compensation is linked to individual and Company short- and long-term performance objectives. The Committee will continue to ensure that the compensation program, and each element therein, meets the Company's business objectives and philosophy.


Compensation Committee

Cader B. Cox, III
John K. Humphress
Lina S. Knox
Payne H. Midyette, Jr.


EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers are elected annually by the Board of Directors of the Company at its meeting following the Annual Meeting of Shareowners to serve for a one year term and until their successors are elected and qualified. Messrs. Ausley, Barron, Godfrey Smith and William G. Smith, Jr. serve as directors and executive officers of the Company. For information pertaining to the business experience and other positions held by these four individuals, see "PROPOSAL ONE-ELECTION OF DIRECTORS-Information Regarding Director Nominees, Continuing Directors and Executive Officers."

Transactions with Management and Related Parties

During 1998, Capital City Bank, a wholly-owned subsidiary of the Company, had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, Chairman of the Board, is Chairman of Ausley & McMullen, the Company's general counsel. During 1998, the Company and the Company's subsidiaries paid legal fees to this law firm of approximately $340,000.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership ("SIGP") in which Godfrey Smith, William G. Smith, Jr., Robert H. Smith and Lina S. Knox are partners.
In addition, a trust for the benefit of Elaine W. Smith, Godfrey Smith's sister-in-law, of which DuBose Ausley, Chairman of the Board, is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Lease payments during 1998 from the Company to SIGP totaled approximately $65,000.

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services in all capacities earned or paid to the Company's President and Chief Executive Officer and the three other executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                     Annual Compensation                       Compensation

Name and               Fiscal                            Other Annual    Restricted       LTIP
Principal Position      Year    Salary       Bonus       Compensation   Stock Awards    Payouts(1)
William G. Smith, Jr.   1998  $132,000    $190,108(2)    $  4,582(3)    $131,625(4)     $      -
President and Chief     1997  $132,000    $254,750(2)    $ 51,075(3)    $483,000(4)     $145,962
Executive Officer       1996  $132,000    $230,580(2)    $ 94,550(3)           -        $315,000

Thomas A. Barron        1998  $150,000    $174,038(2)    $  4,607(3)           -               -
Treasurer               1997  $150,000    $229,936(2)     $48,535(3)           -        $145,346
                        1996  $150,000    $206,856(2)     $65,068(3)           -        $210,000


Godfrey Smith           1998  $100,000    $ 75,000              -              -               -
Vice Chairman           1997  $100,000    $ 75,000              -              -               -
                        1996  $125,000    $ 75,000              -              -               -

J. Kimbrough Davis      1998  $115,000    $ 55,704(2)    $  2,295(3)           -               -
Executive Vice          1997  $105,000    $ 69,486(2)     $22,861(3)           -        $ 64,962
President and Chief     1996  $ 99,999    $ 68,310(2)    $  5,015(3)           -               -
Financial Officer

(1) The dollar value of all payouts made pursuant to long-term performance awards granted under the 1996 Incentive Plan.
(2) Includes cash bonuses and the dollar value of short-term incentive stock awards.
(3) Consists of cash bonuses paid as a tax supplement to participants in the 1996 Incentive Plan.
(4)   During the five-year period January 1, 1997 to December 31, 2001, Mr.
      Smith is entitled to receive 22,500 shares of Common Stock as a restricted stock award under the 1996 Incentive Plan. This award vests in five 4,500-share increments as the Company's stock meets certain price thresholds as provided in the award agreement. The shares received by Mr. Smith are subject to forfeiture if Mr. Smith's employment is terminated under certain conditions and subject to certain limitations during the five-year period. On December 19, 1997, Mr. Smith was granted 18,000 shares of Common Stock in accordance with the provisions of this award. As of such date, the closing price of the Common Stock was $26.83 per share. On February 28, 1998, Mr. Smith received the remaining 4,500 shares subject to this award. As of such date, the closing price of the Common Stock was $29.25 per share.

No long-term performance share units were awarded in 1998 to the Company's
President or any of the other named executive officers.

1996 Associate Incentive Plan

The 1996 Incentive Plan was adopted by the Shareowners of the Company on April 30, 1996. The 1996 Incentive Plan became effective on February 23, 1996, and awards may be made until December 31, 2005. Under the 1996 Incentive Plan, key associates of the Company who have been selected as participants are eligible to receive awards in various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share units and phantom stock, and awards consisting of combinations of such incentives. The aggregate number of shares of Common Stock made subject to awards under the 1996 Incentive Plan may not exceed 750,000, subject to adjustment in certain circumstances. The 1996 Incentive Plan is administered by the Board of Directors. The Board has the authority, subject to the provisions of the 1996 Incentive Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the 1996 Incentive Plan as it may deem necessary or advisable for the administration of the 1996 Incentive Plan.

The Board is authorized to establish long-term performance share programs to be effective over designated award periods of not less than one year nor more than five years. At the beginning of each award period, the Board establishes in writing performance goals based upon financial or other objectives for the Company for such award period. Performance goals may include financial or other measures of corporate performance and may be determined on an individual basis or by categories of participants. The Board has the discretionary authority to adjust performance goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an award period by the Company or by any other corporation whose performance is relevant to the determination of whether performance goals have been attained. The Board determines the number of performance share units to be awarded, if any, to each participant who is selected to receive an award. The Board may add new participants to a performance share program after its commencement by making pro rata grants. At the completion of a performance share program, or at other times as specified by the Board, the Board will calculate the number of shares earned with respect to each participant's award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals.

1995 Associate Stock Purchase Plan

The Company's 1995 Associate Stock Purchase Plan (the "1995 Purchase Plan") was adopted by the Shareowners of the Company on April 26, 1995, and was amended by the Board of Directors on February 27, 1998. The 1995 Purchase Plan became effective on March 20, 1995. Up to 450,000 shares of Common Stock may be purchased under the 1995 Purchase Plan, subject to adjustment in certain circumstances. The purpose of the 1995 Purchase Plan is to provide associates of the Company and its Designated Subsidiaries (as defined in the 1995 Purchase Plan) who do not own 5% or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents), with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. The 1995 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). On February 27, 1998, the Board of Directors amended the 1995 Purchase Plan to delete the one-year service requirement and to remove certain restrictions on administration that had previously been required by Rule 16b-3 promulgated under the Exchange Act prior to its amendment by the Securities and Exchange Commission (the "Commission") in November 1996. Under the terms of the 1995 Purchase Plan, the shares of the Common Stock purchased by participants are purchased directly from the Company. The 1995 Purchase Plan provides that Common Stock may be purchased at a discount, not to exceed 15 percent, which is to be fixed by the Board of Directors from time to time.

In fiscal year 1998, 24,416 shares of the Common Stock were purchased under the 1995 Purchase Plan. The Board of Directors has the right to amend or terminate the 1995 Purchase Plan at any time, provided that no such amendment or termination may adversely affect purchase rights previously granted, except that an offering period may be terminated by the Board of Directors on any exercise date if the Board of Directors determines that the termination of the 1995 Purchase Plan is in the best interests of the Company and its Shareowners.

401(k) Profit Sharing Plan

On October 1, 1997, the Company adopted the 1997 Capital City Bank Group, Inc. 401(k) Profit Sharing Plan, as amended (the "401(k) Plan"). The purpose of the 401(k) Plan is to serve as a supplementary retirement plan for employees who are eligible to participate. It is primarily intended to provide a convenient program of regular savings and investment for eligible employees. The 401(k) Plan is presently administered by the Retirement Committee of Capital City Bank, a wholly-owned subsidiary of the Company, and Capital City Trust Company, an indirect wholly-owned subsidiary of the Company, serves as trustee of the trust fund into which funds contributed under the 401(k) Plan and the earnings thereof are held. One investment option provided by the 401(k) Plan is a fund of the Company's Common Stock. Up to 75,000 shares of Common Stock may be purchased under the 401(k) Plan. During fiscal year 1998, a total of 1,633 shares of Common Stock were issued under the 401(k) Plan.

Supplemental Employee Retirement Plan

In September 1995, the Board of Directors of the Company approved a supplemental employee retirement plan (the "Supplemental Plan") for Mr. William G. Smith, Jr. and Mr. Thomas A. Barron, effective as of January 1, 1996. The Supplemental Plan is designed to restore a portion of the benefits of Messrs. Smith and Barron which they would otherwise receive under the Retirement Plan (as hereinafter defined), but for limitations imposed pursuant to provisions of the Code. In general, participants under the Retirement Plan receive benefits determined pursuant to a formula which is based on average monthly compensation. Because of the above-referenced limitations, the relative benefits payable to Messrs. Smith and Barron, as a percentage of total compensation under the Retirement Plan, are significantly less than those of other Retirement Plan participants. The Supplemental Plan provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60 percent of average monthly compensation, which more closely aligns the benefits payable to Messrs. Smith and Barron with those of other Retirement Plan participants.
The Supplemental Plan will not be a qualified plan under Section 401(a) of the Code. The Company has no obligation to fund the Supplemental Plan but will accrue for its anticipated obligations under the Supplemental
Plan on an annual basis.

Retirement Plan

The Company maintains a noncontributory, defined benefit retirement plan
(the "Retirement Plan") which covers all full-time associates (and certain part-time associates with 1,000 hours of service annually) of the Company and its subsidiaries. The following table sets forth annual retirement benefits payable under the Retirement Plan to associates in the specified period-of-service and compensation classifications, assuming the participant was born in 1954 or later, all service is after 1988, and retirement is at the age of 65.

                              RETIREMENT PLAN TABLE
                                                           Estimated Annual Pension for
                                                     Representative Years of Service Credit(2)
                   Highest                           (Exclusive of Social Security Benefits)
            Consecutive Five-Year
              Average Salary(1)                     10  Years         20  Years       30 Years
$  10,000                                            $ 1,900          $ 3,800         $  5,700
   20,000                                              3,800            7,600           11,400
   30,000                                              5,900           11,900           17,800
   40,000                                              8,200           16,400           24,600
   50,000                                             10,500           21,000           31,500
   60,000                                             12,800           25,500           38,300
   70,000                                             15,000           30,100           45,100
   80,000                                             17,300           34,700           52,000
   90,000                                             19,600           39,200           58,800
  100,000                                             21,900           43,800           65,700
  125,000                                             27,600           55,200           82,800
  150,000                                             33,300           66,600           99,900
  160,000                                             35,600           71,100          106,700

(1)   Maximum annual compensation recognized for benefit purposes for 1999 is $160,000.
(2)   Maximum annual benefit permitted under IRS regulations for 1999 is $130,000.

The Retirement Plan, which contains a five year vesting requirement, provides monthly payments upon retirement at age 65 based generally upon the average monthly compensation for the last five consecutive years in which compensation washighest within the last ten years of employment, with additional pre-retirement disability and death benefits. The Retirement Plan includes profit participation payments as part of the compensation covered therein. The 1998 compensation covered by the Retirement Plan for each of the named executive officers was $400,567 for Mr. Barron, $190,702 for Mr. Davis, $175,000 for Mr. Godfrey Smith and $411,000 for Mr. William
G. Smith, Jr.  As of December 31, 1998, Messrs. Barron, Davis, and William
G. Smith, Jr., had 24, 17 and 20 Years of credited service, respectively, under the Retirement Plan. At December 31, 1998, Mr. Godfrey Smith had
61 years of service. On July 1, 1983, Mr. Godfrey Smith, being beyond the age of 65, withdrew a portion of his vested benefits in a lump sum from the Retirement Plan. On January 1, 1992, Mr. Godfrey Smith began receiving a required minimum distribution of $5,061 per month.

Benefits are equal to the adjusted accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

COMPARATIVE STOCK PERFORMANCE GRAPH

The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total Shareowner return on its Common Stock over a five-year period with the cumulative Shareowner return of (i) a broad equity market index and (ii) a published industry index or a peer group selected by management. The chart below compares total return of the Company's common stock over a five-year period with the NASDAQ - Total US and the NASDAQ Bank Index.

The performance graph assumes an initial investment of $100 on December 31, 1993. This investment grows each year based on the total Shareowner returns of the Company's Common Stock, the NASDAQ - Total US and the NASDAQ Bank Index, in each case with dividends reinvested.


INDEX                              12/31/93     12/31/94     12/31/95    12/31/96     12/31/97     12/31/98
Capital City Bank Group, Inc.      $100.00      $140.55      $144.81     $264.06      $427.08      $443.79
NASDAQ - Total US                  $100.00      $ 97.75      $138.26     $170.01      $208.58      $293.21
NASDAQ Bank Index                  $100.00      $ 99.64      $148.38     $195.91      $328.02      $324.90

SNL Securities LC
Charlottsville, VA

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are also required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon on a review of (i) copies of Section 16(a) filings received by the Company during or with respect to the 1998 fiscal year and
(ii) certain written representations of its officers and directors with respect to the filing of annual reports of changes in beneficial ownership on Form 5, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during the 1998 fiscal year has been filed in a timely manner.





                                 PROPOSAL TWO
                   RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1999. Arthur Andersen LLP has served as the Company's independent auditors since the 1994 fiscal year.

It is contemplated that the services to be provided to the Company and its subsidiaries by Arthur Andersen LLP with respect to fiscal year 1999 include the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, preparation of the Company's tax returns and other various consultation services.

Representatives of Arthur Andersen LLP may be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 will require the affirmative vote of at least a plurality of the shares of Common Stock represented in person or by proxy and voted at the Meeting.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                            SHAREOWNERS' PROPOSALS

Shareowners who intend to submit proposals to the Company's Shareowners at the 2000 Annual Meeting of Shareowners must submit such proposals to the Company no later than December 11, 1999, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Proposals must comply with the proxy rules relating to shareowner proposals in order to be included in the Company's proxy materials. Shareowners who wish to submit a proposal for consideration at the Company's 2000 Annual Meeting of Shareowners, but who do not wish to submit the proposal for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 as promulgated under the Exchange Act, must submit their proposal to the Company no later than February 23, 2000. Shareowner proposals should be submitted to J. Kimbrough Davis, Capital City Bank Group, Inc., Post Office Box 11248, Tallahassee, Florida 32302.

                                 MISCELLANEOUS

The Company has filed an annual report for the fiscal year ended December 31, 1998, on Form 10-K with the Commission. Shareowners may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.

The Board of Directors knows of no other matters which will be brought before the Meeting. Execution of the proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with the decision of the Board of Directors on other business, if any, that may properly come before this meeting or any adjournments thereof.

For the Board of Directors,

/s/ J. Kimbrough Davis
J. KIMBROUGH DAVIS
Corporate Secretary

Tallahassee, Florida
April 7, 1999